UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934, AS AMENDED.

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 19, 2004


                          COACH INDUSTRIES GROUP, INC.
             (Exact name of registrant as specified in its charter)


              NEVADA                      0-19471                 91-1942841
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


          9600 W. SAMPLE ROAD, SUITE 505, CORAL SPRINGS, FLORIDA  33065
--------------------------------------------------------------------------------
               (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (305) 531-1174
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                         Joseph I. Emas, Attorney at Law
                             1224 Washington Avenue
                           Miami Beach, Florida 33139

                             Telephone: 305.531.1174
                             -----------------------

ITEM 5. OTHER EVENTS.

On May 19, 2004, Coach Industries Group, Inc. and Fusion Capital Fund II, LLC, a Chicago-based institutional investor and entered into a $6.0 million Common Stock Purchase Agreement.

Under the Common Stock Purchase Agreement, Fusion Capital shall buy from time to time over 24 months up to $6.0 million of Coach Industries Group, Inc.'s common stock. Coach Industries Group, Inc. has the right to control the timing and the amount of stock sold to Fusion Capital with the purchase price based upon the market price of Coach Industries Group, Inc.'s common stock at the time of each sale without any discount. Funding of the $6.0 million shall commence at the Coach Industries Group, Inc.'s discretion after the Securities & Exchange Commission has declared effective a registration statement covering the shares of common stock to be purchased by Fusion Capital. Copies of the Common Stock Purchase Agreement and a Registration Rights Agreement are filed as exhibits to this current report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.       Description
-----------       -----------

10.1 Common Stock Purchase Agreement, dated as of May 19, 2004, by and between Coach Industries Group, Inc. and Fusion Capital Fund II, L.L.C.

10.2 Registration Rights Agreement, dated as of May 19, 2004, by and between Coach Industries Group, Inc. and Fusion Capital Fund II, L.L.C.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 3, 2004                      Coach Industries Group, Inc.
       ------------                      ----------------------------
                                         (Registrant)


                                         /s/  Francis O'Donnell
                                         ----------------------------
                                         Francis O'Donnell, sole Director